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                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                         BLACKHAWK ACQUISITION CORP.

            BLACKHAWK ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

            First: Article First of the Certificate of Incorporation be, and it hereby is, amended to read as follows:

            "FIRST: The name of the Corporation is Prime Succession Acquisition Corp."

            Second: The Corporation has not received any payment for any of its stock and pursuant to Section 241 of the Delaware General Corporation Law, this Certificate of Amendment of the Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation as of July 25, 1996.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Chinh Chu, its Secretary and Treasurer, on this 25th day of July, 1996.

                                        BLACKHAWK ACQUISITION CORP.


                                        By:   /s/ Chinh Chu
                                           --------------------------
                                              Chinh Chu
                                              Secretary and Treasurer